UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2006

ENERGY PARTNERS, LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-16179	72-1409562
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

201 St. Charles Avenue, Suite 3400

New Orleans, Louisiana 70170

(Address of principal executive offices)

(504) 569-1875

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

On September 13, 2006, Energy Partners, Ltd. (the “Company”) entered into indemnity agreements (each an “Indemnity Agreement”) with each of its directors, executive officers and one other employee. The Indemnity Agreements provide such individuals with, among other things, certain indemnification and advancement rights in third-party proceedings, proceedings by or in the right of the corporation, proceedings in which the indemnitee is wholly or partly successful, and for an indemnitee’s expenses incurred as a witness in a proceeding by reason of his or her corporate status. The foregoing description of the Indemnity Agreements is qualified in its entirety by reference to the form of Indemnity Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

On September 13, 2006, the Company entered into amendments to the Company’s change of control severance agreements with Richard Bachmann, Phillip Gobe, John Peper and Timothy Woodall (each a “Severance Agreement”) and amendments to the change of control severance plan (the “Severance Plan”) for 13 officers and key employees, including 2 of the Company’s executive officers, Messrs. Dykes and Ottosan. The amendments to the Severance Agreements and the Severance Plan (collectively, the “Severance Program”) include: (i) in the case of a participant who becomes entitled to severance benefits, if the participant has not, by the time of his or her termination of employment, received a bonus for the calendar year before the calendar year of termination of employment, the participant will receive a bonus for that year in an amount equal to his or her target bonus opportunity for that year, (ii) in determining a participant’s average annual bonus for purposes of the bonus component of the severance benefit, the bonus for a partial year of employment is disregarded, (iii) the multiple applied in determining the severance payment may not be changed on or after a change of control and (iv) provisions to comply with new federal income tax rules relating to nonqualified deferred compensation. In the case of the Severance Plan (but not the Severance Agreements), the Board also approved an amendment making it a “good reason” basis for termination of employment if the participant is required to relocate to an office which is more than 35 miles in driving distance from the office at which the participant is employed immediately before the change of control. The foregoing descriptions of each First Amendment to Change of Control Severance Agreement and the First Amendment to the Energy Partners, Ltd. Change of Control Severance Plan are qualified in their entirety by reference to the form of amendment to Severance Agreements and the amendment to the Severance Plan, the forms of which are attached hereto as Exhibits 10.2 and 10.3, respectively, and are incorporated herein by reference.

On September 14, 2006, the Company and Mellon Investor Services LLC, as rights agent, entered into the Limited Rights Plan and declared a dividend distribution of one right (a “Right”) for each outstanding share of the Company’s common stock. Upon certain events, each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of a new series of Series A Junior Participating Preferred Stock, par value $1.00 per share, of the Company (the “ Preferred Stock ”) at a price of $80 per one one-hundredth of a share of Preferred Stock, subject to adjustment. The Rights become exercisable upon the earlier of the tenth day following the public announcement or notice to the Company that a person or group acquired, or obtained the right to acquire, 10% or more of the outstanding Company common stock (the “Shares Acquisition Date”) or (unless the Board of Directors sets a later date) the tenth business day after any person or group commences a tender offer or exchange offer which, if successful, would cause the person or group to own 10% or more of the outstanding Company common stock (the “ Distribution Date ”). The Agreement provides that the Distribution Date with respect to the tender offer launched by ATS, Inc. on August 31, 2006 shall occur on the Shares Acquisition Date with respect to such offer or such earlier date determined by the Board of Directors, and that no Distribution Date shall occur as a result of the closing of the proposed merger with Stone Energy Corporation.

Should any person or group acquire 10% or more of the outstanding Company common stock, all Rights not held by the 10% stockholder become rights to purchase additional shares of Company common stock for one-half of the market price of such Company common stock. After a person or group crosses the 10% threshold and before such person or group owns 50% or more of the outstanding Company common stock, the Board of Directors, instead of allowing the Rights to become exercisable, may issue one share of Company common stock or one one-hundredth (1/100) of a share of Preferred Stock in exchange for each Right (other than those held by the acquiring person or group). In the event of a merger or sale of 50% or more of the assets of the Company, the Rights Plan requires that provision be made for the Rights to become rights to purchase shares of the acquiring company for one-half of the market price of such shares.

The Rights have a six month term and may be redeemed for $0.01 per Right by the Board of Directors at any time prior to the time any person or group acquires 10% or more of the outstanding Company common stock. The Rights are subject to amendment by the Board of Directors in any manner except that after a Person becomes and Acquiring Person they may not be amended in a manner adverse to the holders of Rights.

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 13, 2006, the Company adopted changes to Sections 2.5 and 2.9 of its bylaws. The revised Section 2.5 grants authority to the presiding officer of a stockholder meeting to adjourn the stockholder meeting and allows for the adjournment of a stockholder meeting with or without a quorum. The revised Section 2.9 eliminates the 85% super-majority voting requirement for stockholder action by written consent and sets forth (1) the process by which the record date should be established for an action by written consent, (2) the requirements for valid consents, and (3) the process for independent inspectors to certify the validity of any action by written consent. The foregoing description of the amendment is qualified in its entirety by reference to the Bylaws as amended, which are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Item 8.01   Other Events

On September 13, 2006, the Company adopted a new severance plan, called the Energy Partners, Ltd. Employee Change of Control Severance Plan (the “New Severance Plan”), covering full-time employees of the Company not covered by the existing Severance Program. The New Severance Plan provides that, in the event of certain terminations of employment by the Company without “cause” or by the participant for “good reason” within two years after a change of control (which would include the consummation of the Offer), the participant would be entitled to receive (i) a lump sum severance benefit equal to 3 weeks of base pay for each year of service or fraction thereof as a full-time employee of the Company or Hall-Houston Oil Company (which was acquired by the Company in 2002) and 3 weeks of base pay for each $10,000 or fraction thereof of annual base salary and scheduled overtime pay (subject to a maximum of 52 weeks of base pay and a minimum of 16 weeks of base pay), (ii) a pro rata bonus for the calendar year of termination of employment equal to the pro rata portion of the greater of the participant’s average annual bonus for the prior three full calendar years of employment (or lesser number of prior full calendar years of employment) and the participant’s target bonus opportunity for the calendar year of termination of employment, (iii) if the participant has not yet received a bonus for the calendar year before the calendar year of termination of employment, a bonus for such year equal to target bonus opportunity for such year, (iv) continuation of medical, dental and life insurance benefits for 12 months provided the participant pays the same portion of the required premium, and provided, further, that such coverage would cease if the participant obtains new employment providing benefits of the same type, and (v) reasonable outplacement services. The foregoing description of the New Severance Plan is qualified in its entirety by reference to the New Severance Plan, which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

On September 14, 2006, the Company announced that its Board of Directors has rejected as inadequate the unsolicited conditional offer to acquire the Company for $23.00 per share in cash (“the Offer”) made by ATS Inc., a wholly-owned subsidiary of Woodside Petroleum, Ltd., and recommends that its stockholders not tender their shares into the Offer. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

            Exhibits. The following are filed as exhibits herewith:

Exhibit No.	Description
3.1	Bylaws of Energy Partners, Ltd.

10.1	Form of Indemnity Agreement.

10.2	Form of First Amendment to Change of Control Severance Agreement.

10.3	First Amendment to Energy Partners, Ltd. Change of Control Severance Plan, dated September 13, 2006.

99.1	Energy Partners, Ltd. Employee Change of Control Severance Plan, dated September 13, 2006.

99.2	Press Release, dated September 14, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 14, 2006

ENERGY PARTNERS, LTD.

By:	/s/ John H. Peper
John H. Peper Executive Vice President, General Counsel and Corporate Secretary